EXHIBIT 21

SUBSIDIARY OF REGISTRANT


Name                                             Percentage of Shares Owned
----                                             --------------------------

Tri City National Bank                                     100.0%




















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EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tri City Bankshares Corporation of our report dated February 6, 1998, with respect to the consolidated financial statements of Tri City Bankshares Corporation, included in the Annual Report to Shareholders of Tri City Bankshares Corporation for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-3) of Tri City Bankshares Corporation pertaining to the Automatic Dividend Reinvestment Plan of Tri City Bankshares Corporation and in the related Prospectus of our report dated February 6, 1998, with respect to the consolidated financial statements of Tri City Bankshares Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                          /s/ Ernst & Young LLP


Milwaukee, Wisconsin
March 30, 1998